                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): January 25, 1999
                                                         ----------------


                          The Williams Companies, Inc.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)



     Delaware                    1-4174                   73-0569878
 ---------------               -----------            ------------------
 (State or other               (Commission             (I.R.S. Employer
 jurisdiction of               File Number)           Identification No.)
  incorporation)



 One Williams Center, Tulsa, Oklahoma                                 74172
-------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)



        Registrant's telephone number, including area code: 918/573-2000



                                 Not Applicable
                                 --------------------------------------
          (Former name or former address, if changed since last report)

Item 5.    Other Events.

         The Williams Companies, Inc., (the "Company") reported unaudited 1998 net income of $140.7 million, or 31 cents per share on a diluted basis, compared with net income of $368.3 million, or 85 cents per share during 1997. For the fourth quarter of 1998, unaudited net loss was $20.2 million, or 5 cents per share on a diluted basis, compared with net income of $57.5 million, or 13 cents per share, for the same period a year ago.

Item 7.    Financial Statements and Exhibits.

The Company files the following exhibit as part of this report:

          Exhibit 99               Copy of the Company's press release,
                                   dated January 21, 1999, publicly announcing the quarterly earnings reported herein.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        THE WILLIAMS COMPANIES, INC.




Date: January 25, 1999                     /s/  WILLIAM G. VON GLAHN
                                        ---------------------------------------
                                         Name:  William G. von Glahn
                                         Title: Senior Vice President
                                                    and General Counsel

                               Index To Exhibits

Exhibit
Number         Description
-------        -----------
  99           Copy of the Company's press release, dated January 21, 1999, publicly announcing the quarterly earnings reported herein.